Exhibit 24.1

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.  Each of the undersigned hereby constitutes and appoints Michael Garin, Wallace Macmillan and Daniel Penn, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form S-8 relating to the securities offered pursuant hereto and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other state and federal government commissions and agencies as may be necessary or advisable, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ronald Lauder	Chairman of the Board of Directors	October 28, 2005
Ronald Lauder

/s/ Michael Garin	Chief Executive Officer and	October 25, 2005
Michael Garin	Director

/s/ Wallace Macmillan	Vice President-Finance, Chief	October 25, 2005
Wallace Macmillan	Financial and Accounting Officer

/s/ Charles R. Frank	Director	October 19, 2005
Charles R. Frank, Ph.D.

/s/ Herbert A. Granath	Director	October 24, 2005
Herbert A. Granath

/s/ Alfred W. Langer	Director	October 19, 2005
Alfred W. Langer

/s/ Bruce Maggin	Director	October 20, 2005
Bruce Maggin

/s/ Ann Mather	Director	October 31, 2005
Ann Mather

/s/ Eric Zinterhofer	Director	October 20, 2005
Eric Zinterhofer